Exhibit 21.1

SUBSIDIARIES OF EQUITRANS MIDSTREAM CORPORATION

(as of [•], 2018)

The following is a list of subsidiaries of Equitrans Midstream Corporation (ETRN) as of the separation of ETRN from EQT Corporation.  Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of [•], 2018 under Rule 1-02(w) of Regulation S-X.

Entity	Jurisdiction
EQGP Holdings, LP	Delaware
EQGP Services, LLC	Delaware
EQM Gathering Holdings, LLC	Delaware
EQM Gathering Opco, LLC	Delaware
EQM GP Corporation	Delaware
EQM Midstream Finance Corporation	Delaware
EQM Midstream Management LLC	Delaware
EQM Midstream Partners, LP	Delaware
EQM Midstream Services, LLC	Delaware
EQM Olympus Midstream LLC	Delaware
EQM Poseidon Midstream LLC	Delaware
EQM West Virginia Midstream LLC	Delaware
EQM VE II Access, LLC	Delaware
EQM VG, LLC	Delaware
Equitrans Gathering Holdings, LLC	Delaware
Equitrans Investments, LLC	Delaware
Equitrans Midstream Holdings, LLC	Delaware
Equitrans Services, LLC	Delaware
Equitrans, L.P.	Pennsylvania
Equitrans Water Services (PA) LLC	Delaware
Equitrans Water Services (OH) LLC	Delaware
MVP Holdco, LLC	Delaware
Rager Mountain Storage Company, LLC	Delaware
RM Partners LP	Delaware
RM Operating LLC	Delaware
Strike Force Midstream Holdings LLC	Delaware
Strike Force Midstream LLC	Delaware
Strike Force East LLC	Delaware
Strike Force South LLC	Delaware